UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 3, 2004

Date of earliest event reported: February 2, 2004

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110, Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Item 5. Other Events.

On January 31, 2004, Sonic Solutions agreed to acquire InterActual Technologies, Inc. (“InterActual”) for a total purchase price of $8.8 million in cash. The acquisition will be accomplished through a merger of a newly-formed wholly-owned subsidiary of Sonic Solutions with and into InterActual, with InterActual to survive the merger as a wholly-owned subsidiary of Sonic.

The acquisition is subject to customary closing conditions, including approval by InterActual shareholders. Although Sonic Solutions currently expects to close the acquisition in mid- to late February 2004, there can be no assurance that the acquisition will be completed during such timeframe.

On February 2, 2004, Sonic Solutions issued a press release relating to the acquisition. The press release is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Sonic Solutions Press Release, dated February 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ Robert J. Doris
Robert J. Doris
President and Director
(Principal Executive Officer)

Date: February 3, 2004

EXHIBIT INDEX

99.1	Sonic Solutions Press Release, dated February 2, 2004.